F i r s t Q u a r t e r 2 0 1 9 I n v e s t o r P r e s e n t a t i o n 1 1

F O R WA R D - L O O K I N G S TAT E M E N T S This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward- looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this presentation include, but are not limited to, that we will grow our cash flows through actively managing our timberlands located in high-demand mill markets, that the strong productivity characteristics of our timberlands will enhance overall portfolio yields, that our evolving harvest mix will enhance our prospects for revenue growth, and that we will unlock future value in the Triple T joint venture by optimizing the inventory and delivery on existing supply agreements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations, including, but not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate may not be able to deliver cash flow growth; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties or to recycle capital into better performing properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xi) we may not be successful in operating the Triple T joint venture in a manner that unlocks additional value or enable us to earn the asset management fee or an incentive-based promote; and (xii) the factors described in Item 1A Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update our forward-looking statements, except as required by law. 2

TA B L E O F C O N T E N T S SECTION PAGE # CatchMark Overview 4 Disciplined Acquisitions 10 High-Demand Mill Markets 21 Superior Management 25 Capital Strategy 31 Triple T Timberlands 38 Summary 40 Appendix 42 In this presentation (1) “CatchMark” refers to CatchMark Timber Trust, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (NYSE: CTT), (2) “Triple T” refers to TexMark Timber Treasury, L.P., a Delaware limited partnership that is a joint venture managed by CatchMark and in which CatchMark holds a common limited partnership interest, (3) “Dawsonville Bluffs” refers to Dawsonville Bluffs, LLC, a Delaware limited liability company that is a joint venture managed by CatchMark and in which CatchMark holds a 50% limited liability company interest, and (4) “IPO” refers to CatchMark’s initial listed offering in December 2013. 3

CatchMark Overview 4 4

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high-demand U.S. mill markets. 5

A B O U T C AT C H M A R K Significant Growth: IPO - 20182 Acres Owned as of March 31, 2019 Total1 Compound Annual Growth Rates U.S. South Alabama 74,200 ‒ Revenues 25% Florida 2,000 ‒ Adjusted EBITDA 70% Georgia 290,600 Consistently paid fully-covered quarterly distributions North Carolina 200 South Carolina 77,700 Expanded investment management platform—recognized $5.6 million in new Tennessee 300 asset management fee revenues in 2018 Texas 1,099,500 75% Increase in fee timberland ownership, 295,100 acres acquired 1,544,500 Pacific Northwest Diversified into the Pacific Northwest—acquired 18,100 acres, primarily Oregon 18,100 sawtimber, and integrated into operations Total 1,562,600 Annual harvest: 136% increase to 2.2 million tons Increased acreage under control and management by 5x IMPROVED EARNINGS DIVERSITY – Adjusted EBITDA by Source3 27% 35% 52% 65% 21% 2014 2018 1. Includes timberlands held by Dawsonville Bluffs and Triple T, in which CTT owns interests. 2. From IPO in December 2013 through December 31, 2018. 6 3. See definition of Adjusted EBITDA, a non-GAAP measure, reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA by source in Appendix. All data as of 12/31/2018 except otherwise noted.

STRATEGIES PRODUCE STABLE, VISIBLE, HIGH-QUALITY CASH FLOW

CatchMark acquires prime timberlands in high-demand mill markets and manages operations to generate highly-predictable and stable cash flow that comfortably covers its dividend and delivers consistent growth through the business cycle.


PRIME QUALITY TIMBERLANDS
HIGH-DEMAND MILL MARKETS
SUPERIOR MANAGEMENT
PREDICATABLE CASH FLOW GROWTH

DISCIPLINED ACQUISITIONS OF PRIME TIMBERLANDS	HIGH-DEMAND MILL MARKETS	SUPERIOR MANAGEMENT
PRODUCES DURABLE REVENUE GROWTH	PROVIDES RELIABLE OUTLET FOR AVAILABLE MERCHANTABLE INVENTORY	MAXIMIZES CASH FLOWS THROUGHOUT THE BUSINESS CYCLE

DRIVES STABILITY AND PREDICTABILITY OF CASH FLOW

7

PRIME TIMBERLANDS, PREMIER MARKETS, SUPERIOR MANAGEMENT

Prime timberlands located in high-demand mill markets and a focus on operations excellence drive **CatchMark's cash flow growth.**

DISCIPLINED ACQUISITIONS OF PRIME TIMBERLANDS	HIGH-DEMAND MILL MARKETS	SUPERIOR MANAGEMENT
PRODUCES DURABLE REVENUE GROWTH	PROVIDES RELIABLE OUTLETS FOR AVAILABLE MERCHANTABLE INVENTORY	MAXIMIZES CASH FLOWS THROUGHOUT THE BUSINESS CYCLE
Since 2013 IPO, acquired high-quality assets with superior stocking and strong productivity characteristics: • Increased merchantable inventory by 11.7 million tons.[1] • Averaged 46 tons per acre of merchantable inventory.[1] • Harvest productivity grew from 4.1 tons/acre to 4.6 ton/acre in 2018.[1] • Stocking improved from 38 tons/acre to 43 tons/acre in 2018.[1] • Improved average site index for inventory from 68 to 73 and diversified age (older/more mature) classifications.[1] • Achieved 25% compound annual growth in revenues.	• 95% of CatchMark's timberlands are located in the top four markets in the U.S. South. • Consistently achieve premium pricing in CTT markets vs. non-CTT markets. • Target markets feature favorable current and long-term supply/demand fundamentals. • Relationships with industry leading customers/end users account for 73% of CatchMark's annual timber sales revenue, securing dependable outlets and pricing for harvests.	• Outperformed industry peers significantly on a Harvest EBITDA per acre basis (U.S. South, 2017-2018). • Established a diversified customer base. • Increased delivered wood sales to creditworthy counterparties—80% of total timber sales volume. • Maintained long-term supply agreements with blue-chip mill operators, representing 32% of total harvest volume in 2018. • Consistent disposition strategy that achieves attractive pricing/margins and focuses on non-core assets with lower productivity, only 1%-2% of fee acreage annually. • 100% committed to sustainability.

70% Compound Annual Growth in Adjusted EBITDA Since IPO.

As of 12/31/2018.
1. U.S. South timberlands only.

8

CatchMark

CATCHMARK HAS A LOW RISK CASH FLOW MODEL

CatchMark focuses entirely on investing in and managing timberlands, and does not undertake volatile land development or manufacturing.

	Timber Operations/Asset Management	Land Sales (<2% of fee acres)	Commercial/ Residential Land Development	Manufacturing
CTT	✓	✓	None	None
WY	✓	✓	✓	✓
PCH	✓	✓	None	✓
RYN	✓	✓	✓	None
Risk	LOWER	LOW	HIGH	HIGHER

9

Disciplined Acquisitions 10

ONLY PRIME TIMBERLANDS

CatchMark pursues investments in prime timberlands located in leading mill markets, which can produce durable revenue growth.

- Focus on highly-desirable wood basket and mill markets with tight supply/demand dynamics, domestic and international exposure.
- Invest in timber with superior stocking characteristics to enhance annual harvest volume.
- Seek assets with organic growth potential due to better soil and favorable growing environments.
- Diversify holdings to reduce individual market volatility and customer concentration.
- Increase returns through operating efficiencies from delivering increased volume to best customers and spreading fixed costs over larger tracts.
- Target opportunities for profitable land sales.

Targeted Areas



11

CatchMark

UNIQUE TIMING FOR ACCESS TO QUALITY OPPORTUNITIES

Timberland transaction volume totaled more than $35 billion between 2003 and 2008, the majority of which was acquired by various finite-life investment vehicles and likely will be re-traded over the next five years.

Historical Timberland Transaction Volume ($ in billions)


$35 billion
75%+ from finite-life investment vehicles
Carolinas Midlands III[1]
Coastal Georgia[1]
Triple T[1]
Waycross/Panola – 50%[1]
Beauregard/Oglethorpe[1]
$4.4
$12.4
$22.8
$5.5
$14.6
$8.5
$4.1
2000-2002
2003-2005
2006-2008
2009-2011
2012-2014
2015-2017
2018-Q12019

1. Vintage of CTT major acquisitions.

Source: Forest Economic Advisors, ERA Forest Products Research, RISI, Management Estimates

12

IN-DEPTH ACQUISITION PROCESS

CatchMark employs a disciplined five-step process in analyzing and assessing potential new investments to help ensure prudent decision making and successful long-term outcomes.

1. MILL/ MARKET STUDY
- Growth/drain ratios
- Mill consumption and end-use products
- Cost curves of mills

2. FIELD TRIP
- Detailed inventory measurement, verification
- Soil analysis and productivity
- Property management cost analysis
- Capital Improvements
- Mill visits

3. MODELING/ ANALYSIS
- Harvest modeling and DCF analysis with management cost and CAPEX assumptions:
  - Tons / Acre
  - Allocation of Softwood Acres
  - Harvest Productivity
  - Unleveraged CAD Yield
  - Unleveraged IRR
  - Leveraged IRR

4. COMPS SALES ANALYSIS
- Analysis of market trends, capital flows and valuations.

5. FORMALIZED APPROVAL
- Rigorous review by and necessary approval from Investment Committee and Board of Directors.

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CatchMark

EXPANDED AND IMPROVED U.S. SOUTH TIMBERLAND ASSETS

Since its 2013 IPO, CatchMark has significantly expanded and improved timberland asset quality and enhanced productivity through acquisitions and sales that increase overall merchantable tons per acre and sawtimber mix.

- Acquired 257,800 of fee acres (a 104% increase) in 24 acquisitions ($509 million).
- Increased merchantable inventory by 11.7 million tons[2].
- Acquired higher quality assets:
  - Average 46 tons per acre merchantable inventory
  - 75% pine plantation by acreage
  - 49% sawtimber by tons (more valuable product due to higher pricing than pulpwood)
- Improved average site index for inventory from 68 to 73.
  - Higher site index generates greater harvest yields

Higher Quality Timberland Assets[3]



Ton/Acre³
Merchantable Timber (tons/acre)
Sawtimber %
Sawtimber %
45
40
35
30
50%
45%
40%
35%
2014
2015
2016
2017
2018
2019

% Pine Plantation Acres – Site Index Distribution



1/1/2014, Avg SI=68
1/1/2019, Avg SI=73
30%
25%
20%
15%
10%
5%
0%
2% 2%
12%
5%
22%
14%
24%
17%
21% 22%
10%
18%
5%
12%
2%
6%
1%
4%
<50
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85-89
90+

As of 12/31/2018.
Note: Does not include timberlands held by Dawsonville Bluffs and Triple T, in which CTT owns interests.
1. Compared to fee timberland acres as of 12/31/2013.
2. As of the respective acquisition date.
3. As of 1/1 of each year and includes biological growth.

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CatchMark

A C Q U I S I T I O N S E N H A N C E O V E R A L L P O R T F O L I O Y I E L D CatchMark’s acquisitions exhibit strong productivity characteristics, which enhance overall portfolio yields. Harvest Volume per Acre (tons) 3.9 6.0 @12/31/13 Comparable Company Data (U.S. South) (10-year Historical Average)1 5.0 Pro forma based on 5-Year Harvest Plan 4.3 - 4.7 4.0 @ 12/31/18 3.9 3.7 3.9 3.5 @12/31/13 3.0 +29% versus 3.0 Comparable Company 2.0 Historical Average 1.0 0.0 WY RYN PCH Average CTT U.S. SOUTH 1. Represents comparable publicly-traded timber company 10-year (2009-2018) historical average in the U.S. South. 15

BALANCED HARVEST MIX DRIVES CASH FLOW

CatchMark is steadily increasing the share of sawtimber in its harvest mix, improving overall asset quality and enhancing prospects for future revenue growth.

Average Harvest Mix


2011 - 2013
Sawtimber 30%
Pulpwood 70%
2014 – 2018
Sawtimber 38%
Pulpwood 62%
2019 – 2023
(Near-Term Target[2])
Sawtimber 50%
Pulpwood 50%

7% ↑

Increase in cash flow with 60% pulpwood/40% sawtimber mix[1]

13% ↑

Increase in cash flow with 50% pulpwood/50% sawtimber mix[1]

1. When compared to a 70% pulpwood/30% sawtimber mix. Based on current pricing and based on weighted averages. Sawtimber includes chip-n-saw and sawtimber.
2. Does not include recently acquired Pacific Northwest timberlands.

CatchMark

16

H I G H Q U A L I T Y A N D P R O D U C T I V I T Y D E L I V E R S D U R A B L E E A R N I N G S CatchMark’s U.S. South timberlands are comprised primarily of softwood plantations with superior growing conditions and diversified age classifications, providing long-term harvest yields. Adjusted EBITDA4 Per Weighted Average Share Outstanding $1.20 70% CAGR $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 2013 2014 2015 2016 2017 2018 90,000 Forest Age Class Profile (Pine) As of 12/31/2018 70,000 Natural Pine and Hardwood Acre 2 Pine Plantation Acre 3 1 50,000 Acres 30,000 10,000 3-5 6-8 9-11 12-14 15-17 18-20 21-23 24+ (10,000) 1. Acres presented in the graph includes fee timberland only, excludes 11,700 acres of non-forest land and excludes acres aged 0-2 years. 2. Natural Pine and Hardwood represents acres that have been seeded by standing older pine trees near the site through the natural process of seeds dropping from the cones of the older trees. Natural pine sites generally include some mix of natural occurring hardwood trees as well. 17 3. Pine Plantation represents acres planted or to be planted with pine seedlings to maximize the growth potential and inventory carrying capacity of the soils. Planted pine acre inventory is devoted to pine species only. 4. Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation to net income (loss).

S U P E R I O R H A R V E S T P R O D U C T I V I T Y CatchMark delivers the highest productivity per acre among its peers, while steadily improving its per acre stocking through prime acquisitions and sustainable forest management. Harvest Productivity Stocking Harvest Stocking Tons / Acre Tons / Acre 5.5 55 5.0 WY CTT 50 PCH 4.5 WY 45 CTT 4.0 PCH 40 3.5 RYN RYN 3.0 35 2.5 30 2014 2015 2016 2017 2018 2014 2015 2016 2017 2018 As of 12/31 or for the year ended on 12/31 of each year. 18 Source: Company 10-K filings. Southern timberland only. CatchMark, Weyerhaeuser, and Rayonier use the same definition of merchantable age on Southern timber. Weyerhaeuser’s productivity is calculated using fee harvest volume over fee acres (total harvest volume on all acres not publicly disclosed).

U.S. SOUTH: MARKET OUTPERFORMANCE



Pine Sawtimber[1]
($ per ton)
Avg Difference = $3.67
Current Difference = $2.01
CTT Pine Sawtimber Markets
Non-CTT Pine Sawtimber Markets
↑8%
$35
$30
$25
$20
2014
2015
2016
2017
2018
2019



Pine Pulpwood[1]
($ per ton)
Avg Difference = $2.55
Current Difference = $3.18
CTT Pine Pulpwood Markets
Non-CTT Pine Pulpwood Markets
↑35%
$15
$13
$11
$9
$7
2014
2015
2016
2017
2018
2019

Attribute	CatchMark - U.S. South	U.S. South Average[2]	Advantage
Stocking Level	27 Tons / Acre[3]	21 Tons / Acre[4]	29%
Site Index[5]	73 ft.	64 ft.[4]	14%
Pine Pulpwood Pricing	$14 / ton[6]	$9 / ton[7]	56%
Pine Chip-n-Saw Pricing	$22 / ton[6]	$17 / ton[7]	29%
Pine Sawtimber Pricing	$25 / ton[6]	$24 / ton[7]	4%
Pine Plantation Average Age	14 years old	12 years old[8]	17%

As of December 31, 2018

1. Price represents simple average prices as reported by TimberMart-South.
2. Privately-owned timberlands; excludes public lands with forests.
3. Merchantable pine inventory divided by total acreage regardless of cover type.
4. Source: Forisk Consulting LLC
5. Site index is the height, in feet, of a softwood tree at age 25.
6. Reflects CatchMark pricing for 2018.
7. Represent South-wide annual stumpage prices as published in U.S. South Annual Review: 2018 by Timber-Mart South.
8. Based on CTT estimate.

19

CatchMark

DIVERSIFICATION INTO PACIFIC NORTHWEST

CatchMark's 2018 acquisition of 18,100 acres of prime Oregon timberlands diversifies operations into a highly desirable wood basket with tight supply-demand dynamics and improves sawtimber mix.

- Prime Stocking: Merchantable stocking of 38 tons/acre, with a five-year average harvest of 79,000 tons per year and superior site index (higher productivity).
- Primarily Sawtimber: More than 90% of the expected five-year average harvest volume from sawtimber, high demand, high-price Douglas fir.
- Access to Key Export Markets: Exposure to Chinese, Japanese and Korean export markets, which buy approximately 10% of all log harvests.

Attribute	CatchMark – Pacific Northwest	U.S. West Average[2]	Advantage
Sawtimber Volume Represented by Douglas fir	74%	50%[3]	48%
Site Index[1]	118 ft.	103 ft.[4]	15%
Productive Acres	90%	88%[5]	2%
Douglas-fir Regional Pricing, 2018	$815 / MBF[6]	$808 / MBF[7]	1%

Note: As of 12/31/2018.

1. Site index in the Pacific Northwest is the height, in feet, of a tree at age 50.
2. Privately-owned timberlands; excludes public lands with forests.
3. Source: U.S. Forest Services, Forest Inventory & Analysis, 2016, for the coastal regions of Washington and Oregon.
4. Source: Forisk Consulting LLC
5. Management estimate based on the weighted-average of comparable properties in the region
6. RISI Log Lines Region 3 Delivered Pricing.
7. RISI Log Lines Region 1-3 Delivered Pricing Average.

20

CatchMark

High-Demand Mill Markets 21

H I G H - D E M A N D M I L L M A R K E T S CatchMark strategically invests in prime timberlands located in leading mill markets to facilitate strong relationships with customers and secure reliable outlets for harvests. In the U.S. South, 95% of CatchMark’s timberlands are • Focus on US South, the largest active wood basin in the located in the top four markets. world and Pacific Northwest, second most active U.S % of CatchMark Market CatchMark market. Market U.S. South Rank Acres1 • Mills cluster near prime timberlands where CatchMark Holdings invests by design. 1 Georgia 290,600 19% • Significant presence of leading lumber producers 2 Florida 2,000 0% provides access to creditworthy counterparties. 3 South Carolina 77,700 5% • Ongoing mill expansions and greenfield projects 4 Texas 1,099,500 71% promise to ramp up demand further, reduce supply and 5 Louisiana - 0% increase prices over time. 6 North Carolina 200 0% 7 Alabama 74,200 5% • Access to forester pools ensures competitive labor 8 Arkansas - 0% costs. 9 Mississippi - 0% • Proximity to transport routes and mills creates cost 10 Virginia - 0% efficiencies from shorter haul distances. 11 Tennessee 300 0% As of 3/31/2019. 1. By acreage. Source: Forisk Consulting LLC, 22

H I G H - D E M A N D M I L L M A R K E T S W I T H S T R O N G F U N D A M E N TA L S CatchMark targets investments in markets with favorable current and long-term supply/demand fundamentals. 23 Source: Forisk Consulting LLC, February 2019

INDUSTRY LEADING CUSTOMERS/END USERS

Strong relationships and supply agreements with leading lumber producers and paper/packaging **manufacturers helps secure dependable outlets and pricing for CatchMark's harvests.**

Relationships with the following companies account for 73% of CatchMark's annual timber sales revenue:[1]

Canfor	Top 10 lumber producer in the US with 11 mills and nearly 1,500 MMBF of production capacity
Georgia-Pacific	#2 US lumber producer-- nearly 3,000 MMBF of production capacity across 27 mills
Interfor U.S.	Top 5 US lumber producer with nearly 2,000 MMBF of production capacity across 13 mills
International Paper	World's largest pulp and paper company–$21.7B in revenues and 56,000 employees (2017)
Norbord	#1 producer of Oriented Strand Board in North America
Resolute Forest Products	Top-tier forest products company–40 facilities in US and Canada
West Fraser	#3 lumber producer in US with 15 mills and 2,354 MMBF
WestRock	#2 packaging company in the world, based on revenues of $14.8 B in 2018, 42,000 employees in 30 countries.

24

1. For the year ended December 31, 2018.

CatchMark

Superior Management 25

SUPERIOR MANAGEMENT

CatchMark manages its holdings to maximize stable and growing cash flow through all phases of the business cycle.

- Actively manage timberlands to realize maximum organic growth and harvest profitability through sustainable practices
- Utilize best-in-class foresters to manage holdings
- Proactively manage customers and prospective end users
- Maximize revenues by strategically utilizing:
  - Supply agreements
  - Delivered wood sales
  - Harvest mix
- Identify, prioritize and market HBU property sales
- Divest non-core timberlands
- Generate non-timber revenue from:
  - Hunting/recreational leases
  - Asset management and performance-based incentive fees


Industry Outperformance
U.S. South Harvest EBITDA[1] Per Acre (2017-2018)
$70
$65
$60
$55
$50
$45
$40
$35
$30
CatchMark
WY
RYN
PCH
NCREIF


Strong and Diverse Customer Base[2]
29%
29%
16%
10%
6%
5%
5%
Customer 1
Customer 2
Customer 3
Customer 4
Customer 5
Customer 6
Other customers

1. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA. NCREIF data includes all sources of EBITDA.
2. Calculated based on 2018 total harvest volumes.

26

CatchMark

D E L I V E R E D W O O D S A L E S A D VA N TA G E S CatchMark’s increasing emphasis on delivered wood sales to creditworthy counterparties—80% of total timber sales volume—keeps better control of supply chain, producing more stable cash flows with greater visibility. Increasing Delivered Wood Sales Volume • Instead of leasing access to third parties to harvest 100% timber (stumpage), delivered wood sales allow 80% CatchMark to direct the harvesting/delivering of wood 60% to end-users. 40% • CatchMark works in concert with loggers to secure 20% more profitable outcomes. 0% 2014 2015 2016 2017 2018 • By focusing activity in top-tier mill markets and using Delivered % of total volume Stumpage % of total volume delivered sales, CatchMark establishes direct Delivered Wood Sales of Pure-Play Timberland REITs relationships with leading end-users and becomes a preferred supplier. Delivered Wood Sales as % of Total Volume 2014 2015 2016 2017 2018 CatchMark 70% 60% 64% 74% 80% RYN 39% 39% 39% 34% 40% 27

LONG-TERM SUPPLY AGREEMENTS

CatchMark employs long-term supply agreements with creditworthy mill operators, establishing stable baseload demand and corresponding cash-flow visibility, lowering risk in down markets.

- Initial agreement terms range between 10 and 25 years.
- Quarterly pricing adjustments capture market pricing
- Represent 33% of total harvest volume in 2018
  - 93% of this volume is pulpwood
- 95% of CatchMark acres in regions covered by agreements are located close to mills (within a 75-mile radius).

32%
of 2018 Total Harvest Volume from Key Counterparties

	International Paper (IP)	WestRock (WRK)
Market Cap[1]	$18.8B	$9.8 B
Credit Rating[2]	Moody's: Baa2 S&P: BBB	Moody's: Baa2 S&P: BBB
Mill Type	Pulp/Paper	Consumer packaging, lumber
Uses	Healthcare, printing, writing, consumer products	Food, beverage, merchandising displays, building products
Demand Outlook	Stable	Stable/Growing

1. As of 04/30/2019 Source: NASDAQ.
2. As of 04/30/2019 Source: Moody's and S&P

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CatchMark

L A N D S A L E S T R AT E G Y S U P P L E M E N T S P O R T F O L I O R E T U R N S CatchMark undertakes selective land sales to take advantage of buyer demand for higher-and- better use (HBU) opportunities, divesting assets with stocking below portfolio averages and augmenting overall portfolio returns. Land Sale Revenue and % Fee Acres Disposition Strategy Thousands $20,000 2.0% Land Sales $ % Fee Acres • Focus on non-core operating assets: $18,000 1.8% $16,000 1.6% – Heavy to hardwood mix $14,000 1.4% $12,000 1.2% – Poor productivity $10,000 1.0% • Target HBU buyers looking at $8,000 0.8% $6,000 0.6% development, conservation, recreational $4,000 0.4% uses at prices above traditional timberland $2,000 0.2% $- 0.0% values 2014 2015 2016 2017 2018 • Use timber reservations to enhance returns on sales Land Sales Data 2014 2015 2016 2017 2018 • Lower execution risk by targeting 1% - 2% Price per acre1 $2,382 $1,849 $1,718 $1,924 $2,064 of fee acreage annually Margin1 48% 18% 17% 29% 23% Stocking (tons/acre)2 46 33 20 27 26 Premium (Discount) of Stocking to CTT Portfolio 21% (18%) (51%) (36%) (38%) Average 1. Excludes value of timber reservations. 29 2. Stocking refers to merchantable timber inventory per acre. CatchMark considers 15-year or older pine as merchantable.

100% COMMITTED TO SUSTAINABILITY

Conscientious forest management serves investors by promoting a healthier environment and enhancing the potential market value of our timberland assets.

100%

ALL OUR TIMBERLANDS ARE CERTIFIED SUSTAINABLE BY THE SUSTAINABLE FOREST INITIATIVE®

9M

WE PLANTED MORE THAN 9 MILLION TREES IN 2018

4:1

FOR EVERY TREE WE HARVEST, WE PLANT FOUR SEEDLINGS[1]

40M

SINCE 2013, WE'VE PLANTED APPROXIMATELY 40 MILLION TREES

* SFI Re-certification Audit (2018)

1. Excludes trees cut in thinning operations.

30

CatchMark

Capital Strategy 31

CAPITAL STRATEGY

CatchMark seeks to maintain balance sheet flexibility for opportunistic investment and to safely carry it through potential revenue volatility.

Capital Sources

We seek capital from the most economical sources available to fund investments and operations:

- Public sale of stock or other securities
- Partnerships to access private equity
- Recycled proceeds from portfolio sales into higher-yielding timberlands fitting strategic objectives
- Competitive and flexible debt, anticipating rate changes in targeting the mix of fixed and floating borrowing.

Credit Metrics	
Fixed charge coverage ratio[1]	2.8x
Net Debt[2]/Enterprise value[4]	50%
Weighted average cost of debt[5]	3.52%
Interest rate mix	Fixed: 73% / Floating: 27%
Net Debt[2,]/Adjusted EBITDA[3], 3/31/2019	10.6x
Net Debt[2]/Adjusted EBTIDA[3], 2019 Guidance	8.6x

As of 3/31/2019 except noted otherwise.
1. Calculated using trailing twelve month Adjusted EBITDA divided by cash paid for interest as of 3/31/2019.
2. Net debt equals outstanding borrowings net of cash on hand.
3. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA.
4. Enterprise value is based on equity market capitalization as of 3/31/2019 plus net debt.
5. After consideration of effects of interest rate swaps and patronage refund.
6. Calculated using projected net debt as of 12/31/2019 divided by-mid point of 2019 projected Adjusted EBITDA per Company Guidance.

32

CatchMark

ACCESS TO PRIVATE CAPITAL

CatchMark gains scale and diversification by partnering with major institutions aligned with company investment objectives.

Triple T

- $1.39 billion acquisition of 1.1 million acres of high-quality industrial East Texas timberlands in July 2018
- CatchMark tripled its acreage under management by investing $200 million in this transaction.
- Partners: Consortium of institutional investors

Dawsonville Bluffs

- $20 million acquisition of 11,000 acres of prime timberlands in North Georgia
- 50/50 joint venture fund, formed April 2017
- Partner: Missouri Department of Transportation & Patrol Retirement System (MPERS)



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CAPITAL RECYCLING

CatchMark recycles and optimizes capital by selling non-core assets, managing leverage, and reinvesting in its core portfolio.


SELL NON-CORE ASSETS
MANAGE LEVERAGE
INVEST IN CORE PORTFOLIO

RECYCLING CAPITAL TO OPTIMIZE INVESTMENTS

Bandon Acquisition

- Acquired 18,100 acres of prime Oregon timberlands for $89.7 million, using credit facility.

Southwest Disposition

- Following Triple T transaction, sold 56,100 acres of timberlands in Texas and Louisiana for $79.3 million[1] and paid down debt from Bandon acquisition.

RESULT

- Paid down leverage associated with significant core portfolio investment.
- Enhanced portfolio diversity with the company's entry into the Pacific Northwest, improved overall sawtimber mix.
- Expect to improve annual timber sales revenue by approximately $1.6 million and Adjusted EBITDA (excluding land sales) by approximately $2.5 million annually over the next five years.
- Upgraded Southwest holdings, selling non-core acres.
- Supported the company's capital structure on a leverage-neutral basis.

1. Does not include the value of approximately 202,000 tons of timber reservation.

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S O L I D C A P I TA L P O S I T I O N A sound credit profile and access to multiple forms of capital provide a clear path for funding future CatchMark growth opportunities. Liquidity Credit Facilities and Maturity Schedule Total Credit Facilities of $643.6 Million Weighted-Average Life of Outstanding Debt is 6.8 Years $ Millions $ Millions Acquisition facility RLOC Cash 180 250 160 $2.4M $35M 140 $200M MDTL $100M 120 200 Term Loan 100 No debt maturities $140M until late 2024. $130M $167.4M Term 80 Well-laddered Loan 150 maturity schedule: 60 $130M No more than 27% of $100M 40 total capacity due in Term Loan any one year. 20 100 $70M $68.6M - Term Loan 50 $35M RLOC $0 $0 $0 $0 $0 0 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Debt Available Debt Outstanding 35 As of 3/31/2019.

C A P I TA L A L L O C AT I O N S CatchMark prudently allocates capital to fund growth through investments, make sustainable distributions to deliver current income to its investors, opportunistically repurchase shares at attractive prices, and provide for reinvestment needs to sustain portfolio value. Allocation of Capital Millions $350 Investments Dividends Share Repurchases CAPEX $325 1% 0.5% $300 8% $275 $250 6% $225 $200 $175 2% 2% 90.5% $150 12% $125 94% $100 6% 3% 19% 1.5% 6% $75 83% 23.5% $50 72% 69% $25 $0 2014 2015 2016 2017 2018 36

C O N S I S T E N T D I V I D E N D C O V E R A G E CatchMark generates highly-predictable and stable cash flows that comfortably cover its dividend. • 100% of CatchMark’s 2018 dividends were treated as return of capital, largely due to non-cash depletion expense deduction. • Payout target: 75%-85% of cash available for distribution. • Sustainable harvest volumes from acquisitions and/or lasting product price appreciations support dividend growth. 2018 Tax Treatment CTT RYN PCH WY CAD2 Payout Ratio 2014-2018 Total 1 Dividend Yield (before tax) 7.6% 3.8% 5.1% 6.0% CTT 77% % Return of Capital 100% 0% 0% 0% RYN 98% % Capital Gain 0% 100% 100% 100% WY 108% % Ordinary Income 0% 0% 0% 0% Dividend Yield (after tax)1 7.6% 3.1% 4.1% 4.8% PCH 77%3 1. Calculated based on respective closing price as of 12/31/2018. 2. Cash Available for Distributions (CAD) is a non-GAAP measure. See Appendix for our reconciliation of CAD to cash provided by operating activities. 37 3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules. Sources: Company filings.

Triple T Timberlands 38

TRIPLE T INVESTMENT—DURABLE GROWTH, FEE REVENUE, UPSIDE

CatchMark's $200 million investment in the $1.39 billion Triple T joint venture provides substantial upside potential from an improving inventory profile, opportunities to unlock future value through sophisticated harvest management, and significant ongoing asset management fee income as well as incentive-based promotes.

- Immediately CAD Accretive: The JV secures ongoing asset management fee income and potential for attractive promotes.
- Rapidly Improving Inventory Profile: Results in enhanced future harvests and provides the opportunity to restructure operations to optimize cash flow and value. Since acquisition, merchantable inventory has improved from 38.7 million tons to 42.9 million tons[1].
- Ability to Recapitalize: CatchMark can recapitalize the asset in the future, retaining long-term ownership control.
- High-Quality Portfolio: Triple T fits CatchMark's profile for high-quality timberland assets with excellent stocking that can provide durable growth for shareholders.
- Unlocking Future Value: CatchMark has identified opportunities to unlock future value, including optimizing inventory and delivery on existing long-term supply agreements.
- Expanded Investment Management Business: CatchMark has expanded its investment management business, supplementing harvest revenues with additional fee income to support its dividend and growth strategy.

1. As of 12/31/2018. The Triple T Joint Venture considers inventory to be merchantable at age 12. Merchantable timber inventory includes growth and adjustments identified during the annual recruise of the Triple T Timberlands.

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Summary 40

SUMMARY

CatchMark acquires prime timberlands in high-demand mill markets and manages operations to generate highly-predictable and stable cash flow that comfortably covers its dividend and delivers consistent growth through the business cycle.

PRIME QUALITY TIMBERLANDS + HIGH-DEMAND MILL MARKETS + SUPERIOR MANAGEMENT = PREDICATABLE CASH FLOW GROWTH



DISCIPLINED ACQUISITIONS OF PRIME TIMBERLANDS	HIGH-DEMAND MILL MARKETS	SUPERIOR MANAGEMENT
PRODUCES DURABLE REVENUE GROWTH	PROVIDES RELIABLE OUTLET FOR AVAILABLE MERCHANTABLE INVENTORY	MAXIMIZES CASH FLOWS THROUGHOUT THE BUSINESS CYCLE

DRIVES STABILITY AND PREDICTABILITY OF CASH FLOW

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Appendix 42

A D J U S T E D E B I T D A Earnings before Interest, Taxes, Depletion, and Amortization (“EBITDA”) is a non-GAAP measure of operating performance. EBITDA is defined by the SEC however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be considered in isolation or as an alternative to, or substitute for net income, cash from operations, or other financial statement data presented in our consolidated financial statements as indicators of our operating performance. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are: • Adjusted EBITDA does not reflect our capital expenditures, or our future requirements for capital expenditures; • Adjusted EBITDA does not reflect changes in, or our interest expense or the cash requirements necessary to service interest or principal payments on, our debt; and • Although depletion is a non-cash charge, we will incur expenses to replace the timber being depleted in the future, and Adjusted EBITDA does not reflect all cash requirements for such expenses. • Although HLBV income and losses are primarily hypothetical and non-cash in nature, Adjusted EBITDA does not reflect cash income or losses from unconsolidated joint ventures for which we use the HLBV method of accounting to determine our equity in earnings. Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments. 43

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands unless otherwise noted)	2014	2015	2016	2017	2018
Net Income (loss)	$660	$(8,387)	$(11,070)	$(13,510)	$(122,007)
Add:					
Depletion	14,788	27,091	28,897	29,035	25,912
Basis of timberland sold, lease terminations and other[1]	5,072	8,886	10,089	10,112	13,053
Amortization[2]	836	765	1,093	1,270	2,821
Depletion, amortization, and basis of timberland and mitigation tax credits sold included in loss from unconsolidated Dawsonville Bluffs Joint Venture[3]	—	—	—	865	4,195
HLBV (income) loss from unconsolidated joint venture[4]	—	—	—	—	109,550
Stock-based compensation expense	418	889	1,724	2,786	2,689
Interest expense[2]	1,897	2,924	5,753	10,093	13,643
(Gain) loss from large dispositions[5]	—	—	—	—	390
Other[6]	151	111	322	1,319	(460)
Adjusted EBITDA	$23,822	$32,279	$36,808	$41,970	$49,786

1. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses. Certain prior periods amounts have been reclassified to conform with the current presentation.
2. For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.
3. Reflects our 50% share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawnsonville Bluffs, LLC joint venture.
4. Reflects HLBV (income) losses from the Triple T Joint Venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
5. Large dispositions are defined as larger transactions in acreage and gross sales price than recurring HBU sales. Large dispositions are not part of core operations, are infrequent in nature and would cause material variances in comparative results if not reported separately. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land's timber production value.
6. Includes certain gains, reimbursements, losses and/or expenses that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.

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ADJUSTED EBITDA BY SOURCE

(in thousands)	2014	2015	2016	2017	2018
Timber sales	$40,635	$52,837	$65,035	$71,353	$69,455
Other revenue	3,026	4,440	4,305	5,066	5,279
(-) Contract logging and hauling costs	(17,322)	(19,911)	(25,918)	(31,108)	(31,469)
(-) Forestry management expenses	(3,567)	(4,495)	(6,092)	(6,758)	(6,283)
(-) Land rent expense	(831)	(736)	(625)	(621)	(660)
(-) Other operating expenses	(2,942)	(4,295)	(5,017)	(5,264)	(6,303)
(+) Other[1]	160	268	784	1,187	1,172
Harvest EBITDA	$19,159	$28,108	$32,472	$33,855	$31,191
Timberland sales	$10,650	$11,845	$12,515	$14,768	$17,520
(-) Cost of timberland sales	(5,558)	(9,747)	(10,405)	(10,423)	(13,512)
(+) Basis of timberland sold	5,072	8,886	9,728	9,890	12,380
Real Estate EBITDA	$10,164	$10,984	$11,838	$14,235	$16,388
Asset Management Fees	-	-	-	$108	$5,603
Unconsolidated Joint Venture EBITDA	-	-	-	2,003	6,828
Investment Management EBITDA	-	-	-	$2,111	$12,431
Total Operating EBITDA	$29,323	$39,092	$44,310	$50,201	$60,010
(-) General and administrative expense	$(6,185)	$(7,667)	$(9,309)	$(11,660)	$(12,425)
(+) Stock-based compensation	342	718	1,411	1,956	2,356
(+) Interest Income	177	6	44	113	262
(+) Other[1]	165	130	352	1,360	(417)
Non-allocated / Corporate EBITDA	$(5,501)	$ (6,811)	$(7,502)	$(8,231)	$(10,224)
Adjusted EBITDA	$23,822	$32,279	$36,808	$41,970	$49,786
Net Debt to Adjusted EBITDA	4.3x	5.5x	8.6x	7.9x	9.5x

1. Other includes (a) non-cash items: amortization, depreciation, stock-based compensation, casualty loss, and other timber asset basis removed; and (b) certain cash expenses that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.

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CASH AVAILABLE FOR DISTRIBUTION

(in thousands, except per share data)	2014	2015	2016	2017	2018
Cash Provided by Operating Activities	$19,845	$28,494	$30,849	$27,419	$29,796
Capital expenditures (excluding timberland acquisitions)	(906)	(2,668)	(3,195)	(5,617)	(4,571)
Working capital change	1,929	750	(116)	1,136	3,751
Distributions from unconsolidated joint ventures	-	-	-	-	4,744
Other	151	111	322	1,319	(460)
Cash Available for Distribution (1)	$21,019	$26,687	$27,860	$24,257	$33,260
Adjusted EBITDA (2)	$23,822	$32,279	$36,808	$41,970	$49,786
Interest paid	(1,897)	(2,924)	(5,753)	(10,093)	(13,643)
Capital expenditures (excluding timberland acquisitions)	(906)	(2,668)	(3,195)	(5,617)	(4,571)
Distributions from unconsolidated joint ventures	-	-	-	-	8,516
Adjusted EBITDA from unconsolidated joint ventures	-	-	-	(2,003)	(6,828)
Other	-	-	-	-	-
Cash Available for Distribution (1)	$21,019	$26,687	$27,860	$24,257	$33,260
Dividends paid	$15,336	$19,590	$20,382	$21,349	$25,601
Weighted-average shares outstanding, end of period	31,568	39,348	38,830	39,751	47,937
Dividends per Share	$0.47	$0.50	$0.53	$0.54	$0.54
Payout Ratio	73%	73%	73%	88%	77%

1. Cash Available for Distribution is a non-GAAP measure. See Appendix for our definition of Cash Available for Distribution.
2. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA.

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CAD RECONCILIATION AND DIVIDEND PAYOUT RATIO CALCULATION

(Dollars in millions)

RAYONIER (RYN)	2014	2015	2016	2017	2018
Dividends Paid	$257.5	$124.9	$122.8	$127.1	$136.8
Cash provided by operating activities, as reported	$320.4	$177.2	$203.8	$256.3	$310.1
(-) Capital Expenditures (excluding timberland acquisitions)	(63.7)	(57.3)	(58.7)	(65.3)	(62.3)
(-) Working capital changes	(39.5)	(2.5)	(0.8)	(2.3)	(7.7)
(-) Other[2]	(123.8)	-	-	-	-
CAD	$93.4	$117.4	$144.3	$188.7	$240.1
Payout Ratio	276%	106%	85%	68%	57%

WEYERHAEUSER (WY)	2014[1]	2015[1]	2016	2017	2018
Dividends Paid	$563	$619	$932	$941	$136.8
Cash provided by operating activities, as reported	$1,088	$1,064	$735	$1,201	$1,112.0
(-) Capital Expenditures (excluding timberland acquisitions)	(395)	(483)	(510)	(419)	(370)
+/(-) Working capital changes	160	10	(129)	(30)	227
(+) Incomes taxes paid for discontinued operations	-	-	243	-	-
CAD	$853	$591	$339	$752	$969
Payout Ratio	66%	105%	275%	125%	103%

POTLATCHDELTIC (PCH)	2014	2015	2016	2017	2018[3]
Dividends Paid	$57.8	$61.0	$60.8	$61.9	$102.3
Cash provided by operating activities, as reported	$131.4	$74.0	$102.1	$162.7	$178.9
(-) Capital Expenditures (excluding timberland acquisitions)	(24.2)	(32.7)	(19.3)	(28.1)	(52.1)
+/(-) Working capital changes	(7.2)	4.8	13.8	13.4	-
CAD	$100.0	$46.1	$96.6	$148.0	$126.8
Payout Ratio	58%	132%	63%	42%	76%

1. Weyerhaeuser's 2014 and 2015 numbers were calculated from its Form 10-K filed in 2015.
2. For 2014, Other includes $21.4M adjustment for large dispositions and $102.4M adjustment for cash flows from discontinued operations, as reported in Rayonier's 2016 Form 10K.
3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules.

Sources: Company filings.

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CatchMark

HIGHLY EXPERIENCED MANAGEMENT TEAM

CatchMark's seasoned leadership provides significant industry experience and capability to help realize company objectives and growth plan.

Jerry Barag, Chief Executive Officer



- Over 30 years of real estate, timberland and investment experience, including expertise in acquisitions, divestitures, asset management, property management and financing
- Managing Director and Founder TimberStar Advisors and TimberStar
- Chief Investment Officer at Lend Lease Real Estate Investments
- Executive Vice President, Equitable Real Estate

Brian Davis, President and Chief Financial Officer



- More than 25 years of experience in business and financial services, and has held key roles in finance, treasury, and strategy
- Senior Vice President and Chief Financial Officer of Wells Timberland
- Various finance roles with SunTrust Bank and CoBank, delivering capital market solutions – advisory, capital raising, and financial risk management to public and private companies.

Todd Reitz, Senior Vice President, Forestry Operations



- More than 20 years in the timber industry
- Atlantic South Regional Marketing Manager for Weyerhaeuser with operational oversite for all log and pulpwood production from East Alabama to Virginia
- Previous roles with Weyerhaeuser, Plum Creek and Stone Container Corporation – extensive marketing, harvesting, silviculture and business development experience across the U.S. South from East Texas to Virginia.

Lesley H. Solomon, General Counsel and Corporate Secretary



- Over 20 years experience in REIT industry
- Former partner with Alston & Bird
- Experience representing public and private companies and investment banks in equity and debt financings and mergers and acquisitions with a focus on real estate investment trusts and financial institutions.
- Specialist in public company compliance with SEC regulations, stock exchange policies, Dodd-Frank and Sarbanes-Oxley requirements.

John D. Capriotti Vice President – Acquisitions	Ursula Godoy-Arbelaez Vice President and Treasurer
Donald L. Warden Vice President - Real Estate and Alternative Income	Glen F. Smith Chief Accounting Officer, Vice President and Assistant Secretary

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